Exhibit 10.41
THIRD AMENDMENT TO THE
HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
THIS THIRD AMENDMENT is effective March 3, 2009 (the “Effective Date”) and is made by Holly Logistic Services, L.L.C., a Delaware limited liability company (the “Company”).
W I T N E S S E T H:
WHEREAS, the board of directors of the Company (the “Board”) adopted the Holly Energy Partners, L.P. Long-Term Incentive Plan, effective August 4, 2004 (the “Plan”);
WHEREAS, Section 7(a) of the Plan provides that the Plan may be amended by the Compensation Committee of the Board (the “Committee”) without approval of any unitholder of the Company or approval of any other person, except as required by the rules of the securities exchange on which the units are traded, or except as to provide for a change that materially reduces the benefits of a participant; and
WHEREAS, the Committee has determined that it is desirable to amend the Plan to provide for the grant of unrestricted unit awards under the Plan.
NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below:
1. The definition of “Award” in Section 2 of the Plan is hereby deleted in its entirety and replaced with the following:
“Award” means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right or Unit Award granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.
2. The following definition shall be added to the end of Section 2 of the Plan:
“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
3. Section 6(d) of the Plan shall become Section 6(e) and a new Section 6(d) shall be added to the Plan to read as follows:
(d) Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.
NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY LOGISTIC SERVICES, L.L.C.
By:
Matthew P. Clifton
Chief Executive Officer